Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data Systems
Tel: 972-348-5191

Stephanie Prince/Julie Prozeller
FD Morgen-Walke
Tel: 212-850-5600

Media: Tony Good
Tel: 972-348-5425

ALLIANCE DATA SYSTEMS ANNOUNCES RECORD SECOND
QUARTER RESULTS

* Double-Digit Growth and Record Results Across All Growth Engines

* Raising 2003 Guidance

Dallas, TX, July 16, 2003 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its second quarter ended June 30, 2003 and raised guidance for the full year.

Total second quarter revenue increased 20 percent to $247.6 million compared to $205.5 million for the second quarter of 2002. Net income increased 250 percent to $11.9 million for the second quarter of 2003, or $0.15 per diluted share, compared to $3.4 million, or $0.04 per diluted share, for the second quarter of 2002.  EBITDA for the second quarter of 2003 increased 45 percent to $50.0 million compared to $34.6 million for the second quarter of 2002. Cash earnings increased 59 percent to $17.0 million compared to $10.7 million for the second quarter of 2002. Cash earnings per diluted share increased 50 percent to $0.21 per diluted share compared to $0.14 per diluted share for the second quarter of 2002. During the second quarter, the Company recorded a non-cash $2.6 million after-tax charge primarily related to the early payoff of the Company’s remaining 10 percent rate subordinated debt. (See “Financial Measures” below for a discussion of EBITDA and cash earnings.)

“Once again we are pleased to report record results for the quarter,” commented Mike Parks, chairman and chief executive officer. “All three of the Company’s growth engines posted strong double-digit revenue growth. Alliance continues to benefit from the numerous new client signings over the past 18 months as well as solid core growth across its business lines. This momentum continued in the second quarter, as we announced significant new private label customers, including – Eddie Bauer, Spiegel, Newport News, Stage Stores and American Home Furnishings. In our Loyalty Group, we announced the signing of a multi-year agreement with Jean Coutu Group, filling the critical, high-frequency pharmacy category in Quebec. And our Utility Services group successfully integrated its three new client signings announced last quarter. We remain confident in our future and as such we feel comfortable raising guidance for the year.”

Alliance Data Systems Corp.

July 16, 2003

Segment Review

Transaction Services revenue, accounting for approximately half of the Company’s total revenue, increased 17 percent in the second quarter to $151.4 million. EBITDA increased 19 percent in the second quarter to $24.1 million. Private Label and Utility Services, two of Alliance’s growth engines, benefited from the positive impact of significant new client wins both last year and in the first quarter of 2003, as well as core client gains. Powered by a 26 percent increase in statements generated as well as an increase in revenue per statement, strong double-digit revenue growth resumed sooner than anticipated following last year’s pruning of non-core accounts.

Marketing Services revenue increased 16 percent in the second quarter to $67.4 million. EBITDA increased 10 percent in the second quarter to $11.1 million, which, while solid, was negatively impacted by a Canadian Dollar translation difference between revenues and expenses.

Specifically, revenues are generated at the time AIR MILES® Reward Miles are issued, but are deferred and recorded on the balance sheet at historical exchange rates.  Revenues are then recognized over a period of time at this historical exchange rate.  Operating costs however, are expensed in the period incurred at the then prevailing exchange rate. Due to the sharp appreciation in the Canadian Dollar during the second quarter, reported EBITDA was negatively impacted as revenues at lower historical exchange rates were matched against expenses at higher current exchange rates.

On a constant currency basis, EBITDA for the segment increased 39 percent, which demonstrates the continued strong growth of the underlying business in Canada.  As expected, double-digit growth resumed in AIR MILES Reward Miles redeemed, which increased 16 percent during the second quarter.  AIR MILES Reward Miles issued remained on track, expanding 7 percent during the second quarter.

Credit Services revenue increased 27 percent in the second quarter to $98.0 million. EBITDA increased 244 percent in the second quarter to $14.8 million. Total Private Label credit sales increased 13 percent, driving fee income and portfolio growth. Strong growth in this segment is due to the successful ramp-up of many new client programs and the ongoing success of increasing private label’s share of wallet within our core client base. The segment also benefited from ongoing operating expense improvements, including refinancings at lower interest rates. Delinquencies and losses continued along normal seasonal patterns.

Outlook

The Company was able to achieve record results in the first half of 2003 despite the unfavorable impact of the Canadian Dollar appreciation and is raising guidance for the full year 2003.  Revenue is now estimated to reach a minimum of $980 million, EBITDA before stock compensation expense is expected to be at least $180 million, and cash earnings per diluted share is expected to be between $0.83 and $0.85, an increase of 34 percent to 37 percent from the prior year.

Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as EBITDA, Operating EBITDA and Cash Earnings.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  They are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management.  Included in this release is an estimate of the impact of foreign currency translation on EBITDA in the Marketing Services segment. This supplemental disclosure is intended to facilitate period-to-period comparisons of that segment’s EBITDA without the impact of changes in foreign currency translation rates. The calculation translates current-period foreign currency revenue and expenses at prior-period translation rates and compares the resultant EBITDA to prior-period EBITDA. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website.  The financial measures presented are consistent with the Company’s historical financial reporting practices.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Conference Call

Alliance Data Systems will host a conference call on July 16, 2003 at 5 p.m. (Eastern) to discuss the Company’s second quarter results. The conference call will be available via the Internet at www.alliancedatasystems.com. Additionally, there will be several slides accompanying the webcast.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The webcast will be available until August 16, 2003.

About Alliance Data Systems

Alliance Data Systems, based in Dallas, is a leading provider of transaction services, credit services and marketing services. The Company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages over 72 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 6,500 associates at more than 20 locations in the United States and Canada. For more information about the company visit its Web site, http://www.alliancedatasystems.com.

Forward Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to Alliance Data Systems or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30			Six Months Ended June 30
	2003	2002	Change	2003	2002	Change
Revenues	$247.6	$205.5	20%	$487.8	$415.9	17%

Net income	$11.9	$3.4	250%	$24.3	$7.9	208%

Net income per share - diluted	$0.15	$0.04	275%	$0.31	$0.10	210%

EBITDA before stock compensation expense	$50.0	$34.6	45%	$95.6	$68.5	40%

Operating EBITDA before stock compensation expense	$55.7	$40.1	39%	$103.9	$80.4	29%

Cash earnings	$17.0	$10.7	59%	$33.1	$20.7	60%

Cash earnings per share - diluted	$0.21	$0.14	50%	$0.42	$0.27	56%

	As of June 30, 2003	As of December 31, 2002

Cash and cash equivalents	$135.0	$30.4
Seller’s interest and credit card receivables	180.4	147.9
Redemption settlement assets	201.7	166.3
Intangibles assets, net	94.7	76.8
Goodwill	438.4	438.6
Total assets	1,664.3	1,453.4

Deferred revenue	406.8	360.1
Certificates of deposit	65.9	96.2
Core debt	185.1	196.7
Total liabilities	1,015.0	910.7
Stockholders’ equity	649.3	542.7

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Change	2003	2002	Change
Segment Revenue:
Transaction Services	$151.4	$129.9	17%	$294.5	$262.1	12%
Credit Services	98.0	77.3	27%	207.1	159.4	30%
Marketing Services	67.4	58.1	16%	127.1	112.7	13%
Intersegment	(69.2)	(59.8)	16%	(140.9)	(118.3)	19%
	$247.6	$205.5	20%	$487.8	$415.9	17%

Segment EBITDA before stock compensation expense:
Transaction Services	$24.1	$20.2	19%	$43.6	$37.1	18%
Credit Services	14.8	4.3	244%	32.7	14.2	130%
Marketing Services	11.1	10.1	10%	19.3	17.2	12%
	$50.0	$34.6	45%	$95.6	$68.5	40%

Key Indicators:
Core transactions processed	505.0	423.9	19%	958.0	786.6	22%
Statements generated	40.5	32.2	26%	79.8	66.7	20%
Average core portfolio	$2,463.1	$2,280.1	8%	$2,497.6	$2,276.1	10%
Private label credit sales	$1,334.3	$1,176.9	13%	$2,452.6	$2,137.6	15%
AIR MILES Reward Miles issued	616.3	575.0	7%	1,188.0	1,097.5	8%
AIR MILES Reward Miles redeemed	347.2	298.7	16%	668.8	607.1	10%

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenue	$247.6	$205.5	$487.8	$415.9

Total operating expenses	216.1	187.4	430.6	382.9

Operating income	31.5	18.1	57.2	33.0

Financing costs (1)	7.9	10.6	13.6	16.6
Other debt related costs (2)	4.3	0.8	4.3	0.8
Income before income taxes	19.3	6.7	39.3	15.6
Income tax expense	7.4	3.3	15.0	7.7
Net income	$11.9	$3.4	$24.3	$7.9

Net income per share – basic	$0.15	$0.05	$0.32	$0.11
Net income per share – diluted	$0.15	$0.04	$0.31	$0.10

Weighted average shares – basic	77.8	74.0	76.5	74.0
Weighted average shares – diluted	80.2	76.8	78.5	76.7

(1)

Financing costs includes non-cash fair value gain (loss) on swap of $2.0 million and $(3.2) million for the three months ended June 30, 2003 and 2002, respectively and $3.5 million and $(0.9) million for the six months ended June 30, 2003 and 2002, respectively.

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002
EBITDA and Operating EBITDA before stock compensation expense:
Net income (GAAP)	$11.9	$3.4	$24.3	$7.9
Income tax expense	7.4	3.3	15.0	7.7
Financing costs	7.9	10.6	13.6	16.6
Other debt related costs (2)	4.3	0.8	4.3	0.8
Stock compensation expense (3)	—	—	2.7	2.9
Depreciation and other amortization	13.4	9.9	26.2	19.2
Amortization of purchased intangibles	5.1	6.6	9.5	13.4
EBITDA before stock compensation expense	50.0	34.6	95.6	68.5
Plus change in deferred revenue	27.4	16.0	46.8	21.3
Less change in redemption settlement assets	(21.1)	(13.0)	(35.4)	(12.1)
Foreign currency impact	(0.6)	2.5	(3.1)	2.7
Operating EBITDA before stock compensation expense	$55.7	$40.1	$103.9	$80.4

Cash Earnings:
Net income (GAAP)	$11.9	$3.4	$24.3	$7.9
Add back non-cash non-operating items:
Amortization of purchased intangibles	5.1	6.6	9.5	13.4
Stock compensation expense (3)	—	—	2.7	2.9
Other debt related costs (2)	4.3	0.8	4.3	0.8
Mark to market swap adjustment (4)	(2.0)	3.2	(3.5)	0.9
Income tax effect (5)	(2.3)	(3.3)	(4.2)	(5.2)
Cash earnings	$17.0	$10.7	$33.1	$20.7

Weighted average shares - diluted	80.2	76.8	78.5	76.7

Cash earnings per share - diluted	$0.21	$0.14	$0.42	$0.27

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.
(3)	In the first quarter of 2003 and 2002, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.
(4)	Represents the non-cash fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.
(5)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-cash non-operating items.

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF SEGMENT EBITDA
BEFORE STOCK COMPENSATION EXPENSE

(Unaudited) (In millions, except per share amounts)

	Three months ended June 30, 2003
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$11.2	$12.9	$—	$24.1
Credit Services	13.7	1.1	—	14.8
Marketing Services	6.6	4.5	—	11.1
	$31.5	$18.5	$—	$50.0

	Three months ended June 30, 2002
	Operating income	Depreciation & amortization	Stock compensation expense(5)	EBITDA(6)
Transaction Services	$9.2	$11.0	$—	$20.2
Credit Services	2.5	1.8	—	4.3
Marketing Services	6.4	3.7	—	10.1
	$18.1	$16.5	$—	$34.6

	Six months ended June 30, 2003
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$18.2	$24.5	$0.9	$43.6
Credit Services	29.3	2.5	0.9	32.7
Marketing Services	9.7	8.7	0.9	19.3
	$57.2	$35.7	$2.7	$95.6

	Six months ended June 30, 2002
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$13.9	$21.8	$1.4	$37.1
Credit Services	10.1	3.3	0.8	14.2
Marketing Services	9.0	7.5	0.7	17.2
	$33.0	$32.6	$2.9	$68.5

(5)                                  In the first quarter of 2003 and 2002, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(6)                                  Represents segment EBITDA before stock compensation expense and is equal to operating income plus depreciation and amortization and stock compensation expense.

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